UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2013

REACHLOCAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-34749	20-0498783
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

21700 Oxnard Street, Suite 1600, Woodland Hills, California	91367
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 274-0260

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As of the effective date of David Carlick’s resignation as a member of the Audit Committee of the Board of Directors of ReachLocal, Inc. (the “Company”) as described below, the Company no longer has three audit committee members as required by Rule 5605(c)(2) of the NASDAQ Listing Rules. The Company provided the required notice to NASDAQ to this effect on September 3, 2013. Until this vacancy is filled, the Company will rely on the cure period specified in Rule 5605(c)(4)(B) of the NASDAQ Listing Rules. The Board has initiated a search process to add another independent director to the Board.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Zorik Gordon

Zorik Gordon, the Company’s Chief Executive Officer and a board member, has resigned all positions with the Company and its subsidiaries.

Appointment of David Carlick as Interim Chief Executive Officer

The Board of Directors has appointed David Carlick, the Company’s Chairman of the Board of Directors, Interim Chief Executive Officer. Mr. Carlick resigned from his position as chairman of the Board’s Compensation Committee and a member of the Board’s Audit Committee.

Mr. Carlick, 63, has served on our Board since 2004 and has served as our Chairman since April 2012.  Mr. Carlick currently serves as a Venture Partner with Rho Capital Partners, an investment and venture capital management company.  From 1999 to 2008, he served in various positions at VantagePoint Capital Partners, most recently as Venture Partner. Prior thereto, Mr. Carlick held various positions with PowerAgent, an opt-in marketing and consumer privacy company, and Poppe Tyson, an advertising agency and interactive marketing firm.  In 1995, while at Poppe Tyson, Mr. Carlick co-founded DoubleClick, which provides on-line marketing services.  Mr. Carlick currently serves as a director of NetSeer, a private company that is a leader in content-based targeted advertising, as a director and the Chairman of the Grocery Shopping Network, a private company that provides digital grocery advertising network, promotion and planning solutions, and as a director of Effective Measure, a privately held company providing analytics and insight to advertisers and publishers on web traffic in the Southwest Asia, Middle East and North African markets, and Brandscreen, a privately held company providing DSP services in Asia and Oceania.  He has previously served as a director of Intermix Media, a publicly held online advertising and direct marketing company, Ask Jeeves, a publicly held search engine company and International Network Services, a publicly held company that provides network consulting services and business solutions.  Mr. Carlick holds a Bachelor of Science degree in business with an accounting emphasis from San Jose State University.

The Board has instituted a search process for a new chief executive officer.

A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.01 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
99.01	Press Release dated September 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2013	REACHLOCAL, INC.

	By:	/s/ Ross G. Landsbaum
	Name:	Ross G. Landsbaum
	Title:	Chief Financial Officer